                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-46122, 333-46732 and 333-46826) of The Dun & Bradstreet Corporation (formerly known as The New D&B Corporation) of our report dated February 2, 2000, except as to the effect of the Distribution described in Note 2 which is as of June 15, 2000 and Note 15 which is as of May 17, 2000, relating to the consolidated financial statements of The Dun & Bradstreet Corporation and its subsidiaries at December 31, 1999 and December 31, 1998 and for the three years ended December 31, 1999, which appears in the Information Statement in The New D&B Corporation's Registration Statement on Form 10/A-3, which Information Statement is included in this Current Report on Form 8-K of The Dun & Bradstreet Corporation dated October 3, 2000.

We also consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-46122, 333-46732 and 333-46826) of The Dun &
Bradstreet Corporation (formerly known as The New D&B Corporation), of our report dated June 8, 2000, relating to the financial statement of The New D&B Corporation and its subsidiary at June 8, 2000, which appears in the Information Statement in The New D&B Corporation's Registration Statement on Form 10/A-3, which Information Statement is included in this Current Report on Form 8-K of The Dun & Bradstreet Corporation dated October 3, 2000.




/s/ PricewaterhouseCoopers LLP

New York, New York
October 3, 2000